UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 30, 2003

INTERACTIVECORP

(Exact name of Registrant as specified in charter)

Delaware	0-20570	59-2712887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

152 West 57th Street, New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(212) 314-7300

ITEM 5.                  OTHER EVENTS AND REGULATION FD DISCLOSURE

On September 30, 2003, the Registrant’s Board of Directors approved the restatement of the Registrant’s Certificate of Incorporation.  The Restated Certificate of Incorporation restates and integrates and does not further amend, substantively or otherwise, the provisions of the Registrant’s Certificate of Incorporation as heretofore amended or supplemented.  The full text of the Restated Certificate of Incorporation, appearing in Exhibit 3.1 hereto, is incorporated herein by reference.

ITEM 7.                  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits.

3.1           Restated Certificate of Incorporation of InterActiveCorp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERACTIVECORP

By:	/s/ David Ellen
Name:	David Ellen
Title:	Vice President and Acting General Counsel

Date: October 14, 2003

EXHIBIT INDEX

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of InterActiveCorp.